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                                                                   Exhibit 21.01



                         Subsidiaries of the Registrant


                 Subsidiary                   Jurisdiction of Incorporation
                 ----------                   -----------------------------
              uDate.com Limited                     England and Wales

          Internet Investments Inc.                      Bahamas

               Kiss.com, Inc.                            Delaware